Exhibit 10.1

AVID TECHNOLOGY, INC.

Amendment No. 2 to the Avid Technology, Inc. 2005 Stock Incentive Plan

That Section 6 of the Avid Technology, Inc. 2005 Stock Incentive Plan is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

6. Director Awards

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is an “Outside Director” (as defined below in this subsection), the Company shall grant to such person (1) a Nonstatutory Stock Option to purchase up to 15,000 shares of Common Stock (subject to adjustment under Section 10), (2) a Restricted Stock Award (as defined in Section 8(a) below) that entitles such member to receive up to 7,500 shares of Common Stock (subject to adjustment under Section 10) or (3) a combination of a Nonstatutory Stock Option and a Restricted Stock Award, provided that the sum of (i) the number of shares of Common Stock that such member is entitled to purchase pursuant to the Nonstatutory Stock Option plus (ii) two multiplied by the number of shares of Common Stock that such member is entitled to receive pursuant to the Restricted Stock Award does not exceed 15,000 (subject to adjustment under Section 10). An “Outside Director” is a member of the Board who is not then (i) an employee of the Company or any subsidiary of the Company, (ii) the beneficial owner of 10% or more of the outstanding Common Stock of the Company (a “Significant Stockholder”) or (iii) a stockholder, member or partner of a Significant Stockholder.

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who (1) has served as a director of the Company for at least six months prior to such annual meeting, (2) is serving as a director of the Company immediately following such annual meeting and (3) is an Outside Director, (i) a Nonstatutory Stock Option to purchase up to 15,000 shares of Common Stock (subject to adjustment under Section 10), (ii) a Restricted Stock Award that entitles such member to receive up to 7,500 shares of Common Stock (subject to adjustment under Section 10) or (iii) a combination of a Nonstatutory Stock Option and a Restricted Stock Award, provided that the sum of (A) the number of shares of Common Stock that such member is entitled to purchase pursuant to the Nonstatutory Stock Option plus (B) two multiplied by the number of shares of Common Stock that such member is entitled to receive pursuant to the Restricted Stock Award does not exceed 15,000 (subject to adjustment under Section 10).

(c) Terms of Director Options. Options granted under this Section 6 shall (1) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The Nasdaq Stock Market or the national securities exchange on which the Common Stock is then traded on the date of grant (and if the Common Stock is not then traded on The Nasdaq Stock Market or a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (2) vest in full on the First Anniversary (as defined below in Section 6(f)) of the date of grant provided that the individual is serving on the Board on such date, provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service, (3) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (4) contain such other terms and conditions as the Board shall determine.

(d) Restricted Stock Vesting. Restricted Stock Awards granted pursuant to this Section 6 shall be zero percent vested prior to the First Anniversary of the date of grant, no more than 33-1/3% vested prior to the Second Anniversary (as defined below in Section 6(f)) of the date of grant, and no more than 66-2/3% vested prior to the Third Anniversary (as defined below in Section 6(f)) of the date of grant.

(e) Limitations on Awards to Outside Directors. Outside Directors may only be granted Awards under the Plan pursuant to, and subject to the limitations set forth in, this Section 6 of the Plan.

(f) Annual Meetings. For Awards granted on the date of an annual meeting of stockholders of the Company pursuant to this Section 6: the term “First Anniversary” shall mean the earlier of (1) the first anniversary of the date of grant or (2) the business day prior to the date of the next annual meeting of stockholders of the Company to be held after the date of grant; the term “Second Anniversary” shall mean the earlier of (1) the second anniversary of the date of grant or (2) the business day prior to the date of the second annual meeting of stockholders of the Company to be held after the date of grant; and the term “Third Anniversary” shall mean the earlier of (1) the third anniversary of the date of grant or (2) the business day prior to the date of the third annual meeting of stockholders of the Company to be held after the date of grant.

Approved by the Board of Directors of Avid Technology, Inc. on June 21, 2007